UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2011

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 18, 2011, AGL Resources Inc. and Nicor Inc. issued a press release announcing that a joint application was filed with the Illinois Commerce Commission (ICC) for approval of reorganization of Nicor Inc., the Illinois parent holding company of Northern Illinois Gas Co. (Nicor Gas).  Approval by the ICC is necessary to complete the merger of Nicor Inc. with a subsidiary of AGL Resources Inc.  The key elements of the joint application do not include a request for a rate increase, but discuss operational benefits from best practices, a commitment to maintaining jobs at Nicor Gas while ensuring customers receive the same service and continued community and philanthropic support. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated January 18, 2011 announcing that AGL Resources Inc. and Nicor Inc. have filed a joint application with the Illinois Commerce Commission for merger approval.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: January 18, 2011	/s/Paul Shlanta
Executive Vice President, General Counsel and Chief Ethics and Compliance Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 18, 2011 announcing that AGL Resources Inc. and Nicor Inc. have filed a joint application with the Illinois Commerce Commission for merger approval.